PERSONAL GUARANTY AGREEMENT

This Guaranty Agreement (“Agreement”) is made and executed this 16th day of February 2012 by Nikolas Konstant, an individual, with a business address located at 2049 Century Park East, Suite 3670, Los Angeles, CA 90067 and EOS Petro, Inc., a Delaware corporation with the same business address, (“Guarantors”), in favor of Vatsala Sharma, with an address located at 22338 La Quilla Drive, Los Angeles, CA 91311, (“Lender”) as the provider of the four hundred thousand US Dollars ($400,000.00) in Bridge Debt Financing to Nikolas Konstant and his company EOS Petro Inc, with the same business address listed above (“Borrower”).

The undersigned Guarantor undertakes and agrees as follows:

(1)          Obligations Guaranteed. To induce Lender to establish and/or continue financing arrangements with Borrower pursuant to the terms of the Bridge Debt Agreement referred to below, and for other good and valuable consideration, the Guarantors, intending to be legally bound, hereby absolutely and unconditionally, severally and jointly, guarantees and becomes Guarantor for the payment and performance when due (at maturity, upon acceleration, or otherwise) of all of remaining Borrower Obligation to Lender of every kind or nature, whether joint or several, due or to become due, absolute or contingent, now existing or hereafter arising, and whether principal, interest, fees, costs, expenses or otherwise (including without limitation any interest and/or expenses accruing following the commencement of any insolvency, receivership, reorganization or bankruptcy case or proceeding relating to any Borrower, whether or not a claim for post-petition interest and/or expenses is allowed or allowable in such case or proceeding). The Guarantor shall also pay or reimburse Lender as the prevailing party on demand for all costs and expenses, including without limitation attorneys’ fees, incurred by Agent at any time to enforce, protect, preserve, or defend Lender’ rights hereunder and with respect to any property securing this Agreement. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. Unless otherwise defined herein, all capitalized terms in this Agreement shall have the respective meanings given to such terms in those certain agreements entered into concurrently among Borrowers and Lender. As there are two (2) Guarantors, the representations, covenants and liability of the Guarantor hereunder shall be joint and several under the specific timeline described herein and the term “Guarantor” as used in this Agreement shall refer to all Guarantors collectively and to each individually, unless the context otherwise requires.

(2)          Representations and Warranties. The Guarantor represents and warrants that:

(a)          The Guarantor’s execution and performance of this Agreement shall not (i) violate or result in a default or breach (immediately or with the passage of time) under any contract, agreement or instrument to which the Guarantor is a party, or by which the Guarantor is bound, (ii) violate or result in a default or breach under any order, decree, award, injunction, judgment, law, regulation or rule, (iii) cause or result in the imposition or creation of any lien upon any property of the Guarantor, or (iv) violate or result in a breach of the certificate of formation or organization, articles of incorporation or organization, bylaws, operating agreement, as applicable, or any other organizational document of the Guarantor.

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(b)          The Guarantor has the full power and authority to enter into and perform under this Agreement, which has been authorized by all necessary corporate or organizational, as applicable, action on behalf of the Guarantor.

(c)          No consent, license or approval of, or filing or registration with, any governmental authority is necessary for the execution and performance hereof by the Guarantor.

(d)          This Agreement constitutes the valid and binding obligation of the Guarantor enforceable in accordance with its terms.

(e)          This Agreement promotes and furthers the business and interests of the Guarantor and the creation of the obligations hereunder will result in direct financial benefit to the Guarantor.

(3)          Guarantor Acknowledgements.

(a)          The Guarantor hereby waives notice of (i) acceptance of this Agreement, (ii) the existence or incurring from time to time of any Obligations guaranteed hereunder, (iii) nonpayment, the existence of any Event of Default, the making of demand, or the taking of any action by Lender, under the Preferred Stock Agreement, and (iv) default and demand hereunder.

(b)          The Guarantor further acknowledges that the Guarantor (i) has examined or had the opportunity to examine the Preferred Stock Agreement and related agreements and (ii) waives any defense which may exist resulting from the Guarantor’s failure to receive or examine at any time the Loan Documents or any amendments, supplements, restatements or replacements therefor.

(c)          The Guarantor acknowledges that in entering into this Agreement the Guarantor is not relying upon any statement, representation, warranty or opinion of any kind from Lender as to the present or future financial condition, performance, assets, liabilities or prospects of Borrowers or as to any other matter.

(4)          Lender Actions. The Guarantor hereby consents and agrees that Lender may at any time or from time to time in their discretion (a) extend or defer the timing of dividends, (b) modify the terms and conditions under which an extension of credit may be made to Borrowers, (e) settle, compromise or grant releases for liabilities of any Borrower, and/or any other Person or Persons liable with Guarantor for, any Obligations, (d) and exchange, compromise, release or surrender, or subordinate or release any lien on any Borrower asset (including any collections therefrom or proceeds thereof); all of the foregoing in such manner and upon such terms as Lender may see fit, and without notice to or further consent from the Guarantor, who hereby agrees to be and shall remain bound upon this Agreement notwithstanding any such action on Lender’s part.

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(5)         Scope of Guaranty. The Agreement is an agreement of suretyship and a guaranty of payment and not of collection. The liability of the Guarantor hereunder is absolute, primary, unlimited and unconditional and shall not be reduced, impaired or affected in any way by reason of (a) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any Person or Persons liable for the Obligations (including Borrowers and the Guarantor), (b) the invalidity, unenforceability or voidability of any Obligations or any liens or rights by any Person or Persons, (c) any delay in making demand upon any Borrower or any delay in enforcing, or any failure to enforce, any rights against any Borrower or any other Person or Persons liable for any or all of the Obligations or in any collateral pledged by any Person or Persons, even if such rights are thereby lost, (d) any failure, neglect or omission on Lender’s part to obtain, perfect or continue any lien upon, protect, exercise rights against, or realize on the Borrower, the Guarantor or any other party securing the Obligations, (e) the existence or nonexistence of any defenses which may be available to any Borrower with respect to the Obligations, (f) the granting of any waiver or forbearance at any time and for any period with respect to any performance by any Borrower or any Event(s) of Default under the Preferred Stock Agreement, (g) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against any Borrower or any Guarantor or (h) any other fact, event, condition or omission which may give rise to suretyship defense or any other defense. Guarantor promises and undertakes to make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind.

(6)         Reinstatement. If any or all payments securing any or all of the Obligations made from time to time to Lender with respect to any Obligation hereby guaranteed are at any time recovered from, or repaid by, Lender in whole or in part in any bankruptcy, reorganization, receivership, insolvency or similar case or proceeding instituted by or against the Borrower, this Agreement shall continue to be fully applicable to (or, as the case may be, reinstated to be applicable to) such obligation to the same extent as if the recovered or repaid payment(s) or proceeds had never been originally paid to Lender.

(7)         Cumulative Remedies. All rights and remedies hereunder and under the Preferred Stock Agreement or other agreements entered into concurrently by the parties hereto are cumulative but alternative;

(8)         Subrogation. Any and all rights of any nature of the Guarantor to subrogation, reimbursement or indemnity and any right of the Guarantor to recourse to any assets or property of the Borrower as a result of any payments made or to be made hereunder for any reason shall be unconditionally subordinated to all of the Lender’s rights under the Preferred Stock Agreement and the Guarantor shall not at any time exercise or be entitled to the benefit of any of such rights unless and until all of the Obligations have been unconditionally paid in full. Any payments received by the Guarantor in violation of this Section 8 shall be held in trust for and immediately remitted to the benefit of Lender.

(9)         Agent Records. Lender’s books and records of any and all of the Obligations, absent manifest error, shall be prima facie evidence against the Guarantor of the indebtedness owing or to become owing to Lender hereunder.

(10)        Continuing Guarantee. This Agreement shall constitute a continuing Guarantor obligation with respect to all Obligations from time to time incurred or arising and shall continue in effect until all Obligations are indefeasibly paid and satisfied and the liability of the Guarantor under this Agreement may not be revoked or terminated.

(11)        Setoff. The Guarantor agrees that Lender shall have a right of setoff against any and all property of the Guarantor now or at any time in Lender’s possession, including without limitation deposit accounts, and the proceeds thereof, as security for the obligations of the Guarantor hereunder.

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(12)        Acceleration. If an Event of Default occurs under any of the agreements entered into concurrently herewith, including a Collateral Assignment, Securities Purchase Agreement, Term Sheet/Loan Agreement, Secured Promissory Note, and Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing, all dated 2/15/12 or 2/16/12 then all of the Guarantor’s liabilities of every kind or nature to Lender hereunder shall, at Lenders option, become immediately due and payable (or automatically due and payable to the extent the Obligations under the Preferred Stock Agreement become automatically due and payable by reason of the occurrence of any Event of Default under the terms and conditions of the Preferred Stock Agreement, and Lender may at any time and from time to time, at Lender’s option (regardless of whether the liability of Borrower for any or all of the Obligations has matured or may then be enforced), take any and/or all actions and enforce all rights and remedies available hereunder or under applicable law to collect the Guarantor’s liabilities hereunder.

(13)        Enforcement Timing. Failure or delay in exercising any right or remedy against the Guarantor hereunder shall not be deemed a waiver thereof or preclude the exercise of any other right or remedy hereunder. No waiver of any breach of any provision of this Agreement shall be construed as a waiver of any subsequent breach or of any other provision.

(14)        Successors and Assigns. This Agreement shall (a) be legally binding upon the Guarantor, and the Guarantor’s successors and assigns, provided that the Guarantor’s obligations hereunder may not be delegated or assigned without Lender’s prior written consent and (b) benefit any and all of Lender’s successors and assigns.

(15)        Entire Agreement. This Agreement embodies the whole agreement and understanding of the parties hereto relative to the subject guaranty. No modification or waiver of any provision hereof shall be enforceable unless agreed to by Lender and Guarantor in writing.

(16)        CHOICE OF LAW; VENUE; JURY WAIVER. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES. GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN LOS ANGELES, CALIFORNIA AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER.

(17)        Service of Process; Notices.

(a)          TO THE MAXIMUM EXTENT ALLOWED BY LAW, GUARANTOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. In the event such waiver is unenforceable at the time process is to be served, Guarantor agrees to unequivocally and unconditionally execute a Notice and Acknowledgment of Receipt of summons and complaint and any other applicable documents.

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(b)          Any and all notices which may be given to Guarantor by Lender hereunder shall be sent to Guarantor at the address of Guarantor set forth on the signature page hereto (or such other address at which Guarantor is then located) and shall be sent in the manner described in the concurrently executed agreements.

(18)        Suretyship Waivers.

(a)          Guarantor shall remain bound under this Agreement for the Obligations of Borrowers to Lender and shall be liable to Lender for any and all of the Obligations remaining unpaid after any such foreclosure.

(b)          To the maximum extent permitted by law, Guarantor specifically waives the benefit of the statute of limitations affecting its liability hereunder or the enforcement hereof, or the collection of any Obligations, including, without limiting the foregoing, any and all special statutes of limitations arising out of California Code of Civil Procedure sections 580a or 726(b), and any laws of similar tenor in the State of California. Any partial payment by Borrowers, or any of them, which operates to toll any statute of limitations as to Borrowers shall likewise toll the statute of limitations as to Guarantor.

(c)          Guarantor acknowledges that Guarantor may have certain rights under applicable law which, if not waived by Guarantor, might provide Guarantor with defenses against Guarantor’s liability under this Agreement. Among those rights, are certain rights of subrogation, reimbursement, indemnification and contribution, and rights provided in sections 2787 to 2855, inclusive, of the California Civil Code, and any laws of similar tenor in the State of California. Guarantor waives all of Guarantor’s rights of subrogation, reimbursement, indemnification, and contribution, and any other rights and defenses that are or may become available to Guarantor by reason of any or all of California Civil Code sections 2787 to 2855, inclusive, and any laws of similar tenor in the State of California, including, without limitation, Guarantor’s rights:

(i)          To require Lender to notify Guarantor of any default by Borrowers, provide Guarantor with notice of any sale or other disposition of security for any Obligations, disclose information with respect to the Obligations, Borrowers, or any other guarantor, surety, co-signer or endorser, or with respect to any collateral;

(ii)         That Guarantor’s obligation under this Agreement must be commensurate with that of Borrowers;

(iii)        To be discharged based upon the absence of any liability of Borrowers, at any time, by virtue of operation of law, or otherwise, or due to any other disability or defense of Borrowers or any other guarantor, surety, endorser or co-signer;

(iv)        To be discharged if any of the terms, conditions or provisions of the Obligations are altered in any respect;

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(v)         To be discharged upon acceptance by Agent of anything in partial satisfaction of the Obligations, and/or if Agent designates the portion of the Obligations to be satisfied;

(vi)        To be discharged upon any modification of the Obligations or the release by Agent of Borrowers, or any of them, or any other guarantor, surety, endorser or co-signer;

(vii)       To require Lender to proceed against Borrowers, or any other guarantor, surety, endorser, co-signer, or other person, or to pursue or refrain from pursuing any other remedy in Agent’s power;

(viii)      To receive the benefit of or participate in any and all security for repayment and/or performance of the Obligations;

(ix)          To have any security for the Obligations first applied to satisfy or discharge the Obligations;

(x)           That any arbitration award rendered against Borrowers, or any of them, not constitute an award against Guarantor;

(xi)          To be discharged based upon any failure by Lender to perfect or continue perfection of any lien, use due diligence to collect all or any part of any Obligations, or if recovery against Borrowers becomes barred by any statute of limitations, or if Borrowers are not liable for any deficiency after Lender realizes upon any collateral; and

(xii)        To be discharged due to the release or discharge of any collateral for any Obligations or guaranty or surety, or relating to the validity, value or enforceability of any collateral.

(d)          Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure, any laws of similar tenor in the State of California or otherwise.

(e)          Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance, notices of the existence, creation or increase of any new or additional credit, notice of sale in regard to judicial or non-judicial foreclosure of real or personal property collateral and all other notices and demands of any kind or nature whatsoever except as expressly set forth herein.

(19)        Maximum Liability. To the extent that applicable law otherwise would render the obligations of the Guarantor hereunder invalid or unenforceable, the Guarantor shall nevertheless remain liable hereunder, provided however that the Guarantor’s obligations shall be limited to the maximum amount which does not result in such invalidity or unenforceability. Notwithstanding the foregoing, the Guarantor’s obligations hereunder shall be presumptively valid and enforceable to their fullest extent in accordance with the terms of this Agreement, as if this Section 18 were not a part of this Agreement.

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(20)        Severability. The invalidity or unenforceability of any provision hereof shall not affect the remaining provisions which shall remain in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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DATED the date and year first above written:

ACCEPTED AND AGREED:

For Lender	For Guarantor

/s/ Vatsala Sharma	/s/ Nikolas Konstant
Nikolas Konstant an individual

Feb 16, 2012

Address for Notice:

ACCEPTED AND AGREED:

For Lender	For Guarantor

/s/ Michael Finch
EOS Petro, Inc. a corporation

2-24-12, 2012